UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

GB Sciences, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue

Las Vegas, NV 89118

(Address of Principal Executive Offices) (Zip Code)

(844) 843-2569

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On May 12th, GB Sciences received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for claims protecting their Myrcene Containing Complex Mixtures (MCCMs) for the Treatment of Neuropathic Pain. Intellectual property rights to this application and the MCCM contained within it are owned by the Company’s Canadian entity, GBS Global Biopharma, Inc. (GBS). The Company's MCCMs are protected for use in the treatment of pain related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis. This Notice of Allowance is a significant milestone in the process of patenting intellectual property in that it is the final step before the Company's patent is issued. This Notice of Allowance signifies that the claims from the patent application have been reviewed successfully and that these claims are considered meritorious. The Company has now paid the patent issue fee and anticipates that the patent claims protecting its pain therapeutics will be issued within 3 to 12 weeks. In addition, GBS has filed a continuation to protect and advance the other therapeutic mixtures in the original patent application entitled “Myrcene-Containing Complex Mixtures Targeting TRPV1” that was filed on May 22, 2018. Claims for these additional MCCM will be reviewed by the USPTO in the future.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc. a Nevada corporation

Dated: May 14, 2020	By:	/s/ John Poss
John Poss
Chief Executive Officer